UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Corvus Gold Inc.

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Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR NASDAQ: KOR	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com

NR21-15	December 23, 2021

CORVUS GOLD PROVIDES SUPPLEMENTAL DISCLOSURE FOR PROPOSED PLAN OF ARRANGEMENT

Vancouver, B.C. Corvus Gold Inc. (“Corvus” or the “Company”) – (TSX: KOR, NASDAQ: KOR) announced today that it has filed with the Securities and Exchange Commission (the “SEC”) and SEDAR a Current Report on Form 8-K (the “Current Report”) containing certain additional information to supplement the management information circular dated November 25, 2021 (the “Circular”) for the special meeting of Corvus shareholders and optionholders to be held on January 6, 2022 related to the previously announced plan of arrangement (the “Arrangement”) between Corvus, 1323606 B.C. Unlimited Liability Company (the “Purchaser”), and AngloGold Ashanti Holdings plc. Pursuant to the Arrangement, the Purchaser will, among other things, acquire the remaining 80.5% of the outstanding common shares of Corvus, not already owned by AngloGold Ashanti Limited and its affiliates (collectively, the “AGA Group”).

The Current Report is available on EDGAR at http://www.sec.gov, on SEDAR at www.sedar.com and on the Company’s website at http://www.corvusgold.com/transactionproposal/specialmeeting/. This news release and the Current Report should be read in conjunction with the Circular as a whole.

Your vote is important. Corvus shareholders and optionholders are requested to complete the proxy/voting instruction form online at www.investorvote.com or sign and date it and mail it to or deposit it with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1. In order to be valid and acted, an executed proxy/voting instruction form must be received by Computershare prior to 9:00 a.m. Vancouver time (12:00 p.m. Toronto time) on January 4, 2022.

Corvus shareholders who have questions or require assistance with submitting their common shares for the Arrangement may direct their questions to Computershare Investor Services Inc., which is acting as the depositary under the arrangement. Further information regarding the Arrangement is available in the Circular, which is available under Corvus’ profile on SEDAR and EDGAR.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

Corvus Gold Inc. NR21-15 Continued	-2-	December 23, 2021

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Forward-Looking Statements

Certain statements and information contained herein are not based on historical facts and constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of United States securities laws (collectively, “forward looking information”). Such forward-looking information includes estimates, forecasts and statements with respect to, among other things: the Arrangement; the anticipated timing for holding the Special Meeting; financial projections and forecasts; statements relating to the business and future activities of Corvus and the Purchaser following consummation of the Arrangement including the assets, corporate and capital structure, capitalization, operations, business properties and personnel of Corvus; and our future business prospects. Forward-looking information is provided to help readers understand Corvus’ views of its short and longer term prospects, and can typically be identified by words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”. Forward-looking information is not a promise or guarantee of future performance; it represents Corvus’ current views and actual results may differ materially from those in forward-looking information. Readers are cautioned that forward-looking information may not be appropriate for other purposes. Corvus assumes no obligation to update or revise forward-looking information contained herein, unless required to do so by securities laws. The forward-looking information contained herein is based on a number of assumptions which could prove to be significantly incorrect. Such assumptions include: assumptions regarding the ability of Corvus to receive, in a timely manner and on satisfactory terms, the necessary court, shareholder and regulatory approvals; and the ability of the parties to satisfy in a timely manner the conditions to the closing of the Arrangement. Although the Company’s management believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that forward-looking information herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking information contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: changes in the price of gold and silver; general business, economic, competitive, political, regulatory and social uncertainties; risks relating to increases in operating costs and related inflationary pressures; the risk factors otherwise described in the Circular; and the risks set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended May 31, 2021 and the Quarterly Report on Form 10-Q for the period ended August 31, 2021. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent uncertainty thereof.

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has reviewed and approved the scientific and technical disclosure relating to the Mother Lode Property and the North Bullfrog Property contained in the Current Report. Mr. Pontius is not independent of Corvus, as he is the Chief Executive Officer, President and a director and holds Corvus common shares and Corvus options. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The preliminary economic assessments are preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessments will be realized. For additional information see the following: Technical Report and Preliminary Economic Assessment for Gravity Milling and Heap Leach Processing at the North Bullfrog Project dated November 21, 2020 with an effective date of October 7, 2020 and Technical Report and Preliminary Economic Assessment for BiOx Mill and Heap Leach Processing at the Mother Lode Project dated November 21, 2020 with an effective date of October 7, 2020, each of which is available under Corvus’ profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Corvus Gold Inc. NR21-15 Continued	-3-	December 23, 2021

Additional Information about the Arrangement and Where to Find It

This news release and the Current Report are not substitutes for the Circular, Schedule 13E-3 filed by Corvus and the AGA Group, as amended, or any other document that Corvus may file with the SEC, the Canadian securities regulators or send to Corvus shareholders and optionholders in connection with the Arrangement. Corvus has filed the Circular under cover of Schedule 14A with the SEC on November 26, 2021 in connection with the Special Meeting to consider the Arrangement, which is supplemented by the Current Report. Corvus commenced mailing of the Circular to Corvus shareholders and optionholders on or about December 3, 2021. Each of Corvus and the AGA Group will file materials relevant to the Arrangement with the SEC and on SEDAR. The materials filed, and to be filed, by Corvus will be made available to Corvus’ investors and securityholders at no expense to them and copies may be obtained free of charge on Corvus’ website at http://www.corvusgold.com/transactionproposal. In addition, all of those materials are and will be available at no charge on the SEC’s website at www.sec.gov and under the Corvus profile on SEDAR at www.sedar.com.

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE CIRCULAR AND OTHER MATERIALS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE, THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CORVUS, THE ARRANGEMENT, AND RELATED MATTERS.

Participants in the Solicitation

Corvus and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Corvus shareholders and optionholders in connection with the Arrangement under SEC rules and under Canadian requirements. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Corvus’ executive officers and directors in the solicitation by reading the Circular filed on November 26, 2021 with the SEC and on SEDAR, in connection with the Arrangement and in other relevant materials that will be filed with the SEC and the Canadian securities regulators when they become available. Information concerning the interests of Corvus’ participants in the solicitation, which may, in some cases, be different than those of the Corvus shareholders and optionholders generally, are set forth in the Circular.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 23, 2021

(Date of earliest event reported)

Corvus Gold Inc.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-39437	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia Canada	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

This Current Report on Form 8-K discloses certain additional information related to the anticipated plan of arrangement between Corvus Gold Inc. (the “Company” or “Corvus”), a British Columbia corporation, 1323606 B.C. Unlimited Liability Company (the “Purchaser”), an unlimited liability company existing under the laws of British Columbia, and AngloGold Ashanti Holdings plc (the “Guarantor”), a public company existing under the laws of the Isle of Man, pursuant to that certain Arrangement Agreement, dated September 13, 2021 (as amended from time to time, the “Arrangement Agreement” and the transactions, including the plan of arrangement, contemplated thereby, the “Arrangement”), among Corvus, the Purchaser, and the Guarantor. The Purchaser is an indirect wholly owned subsidiary of AngloGold Ashanti Limited (“AGA”), a South African company, and the Guarantor is a direct wholly owned subsidiary of AGA. Pursuant to the Arrangement, the Purchaser will, among other things, acquire the remaining 80.5% of the outstanding common shares of Corvus, not already owned by AGA and its subsidiaries (collectively, the “AGA Group”).

On November 26, 2021, Corvus filed with the Securities and Exchange Commission (the “SEC”) and the Canadian securities regulators on the System for Electronic Document Analysis and Retrieval (“SEDAR”) a management information circular/proxy statement on Schedule 14A, dated November 25, 2021 (the “Circular”), in connection with the special meeting of the shareholders and optionholders of Corvus to be held on January 6, 2022 (the “Special Meeting”), for the approval of the Arrangement. The Circular was mailed to shareholders and optionholders on or about December 3, 2021. Corvus has received several demand letters from attorneys representing purported shareholders of Corvus challenging the completeness and accuracy of the disclosures in the Circular and threatening lawsuits seeking to compel additional disclosures prior to shareholders and optionholders voting on the Arrangement at the Special Meeting (such letters, the “Demand Letters”).

Corvus believes that the claims asserted in the Demand Letters are without merit and no supplemental disclosures are required under applicable law. However, in an effort to avoid nuisance and eliminate the potential burden, expense, delay and uncertainties inherent in such threatened litigation, and without admitting any liability or wrongdoing, Corvus is voluntarily making certain supplemental disclosures to the Circular, as set forth below, for the purpose of mooting such allegations and to provide additional information to shareholders and optionholders of Corvus. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. Corvus specifically denies all allegations in the letters, including that any additional disclosure was or is required. Corvus believes that the Circular disclosed all material information required to be disclosed therein, and denies that the supplemental disclosures below are material or are otherwise required to be disclosed.

In accordance with the Interim Order of the Supreme Court of British Columbia dated November 25, 2021, attached as Appendix D to the Circular, Corvus is communicating this information to shareholders and optionholders by press release, as this method was determined to be the most appropriate method of communication by its board of directors.

The supplemental disclosures in this Current Report on Form 8-K will not change the consideration to be paid to shareholders and optionholders of Corvus in connection with the Arrangement or the timing of the Special Meeting, which is scheduled to be held at Suite 1750, 700 West Pender Street, in the City of Vancouver, British Columbia, Canada V6C 1G8, on January 6, 2022, at 9:00 a.m., Vancouver time. The Corvus board of directors continues to recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Circular.

SUPPLEMENTAL PROXY DISCLOSURES

This supplemental information should be read in conjunction with the Circular, which should be read in its entirety, and which is available on the Internet site maintained by the SEC at http://www.sec.gov, along with periodic reports and other information Corvus files with the SEC, as well as under the Corvus profile on SEDAR at www.sedar.com. To the extent that the information set forth herein differs from or updates information contained in the Circular the information set forth herein shall supersede or supplement the information in the Circular. Capitalized terms used but not defined herein have the meanings set forth in the Circular. All page references and paragraph references used herein refer to the Circular before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of November 25, 2021, unless the information indicates another date applies. Without admitting in any way that the disclosures below are material or otherwise required by applicable law, Corvus makes the following amended and supplemental disclosures:

The section of the Circular entitled “SPECIAL FACTORS – Projected Financial Information” is amended and supplemented as follows:

The disclosures on pages 57 through 60 are amended and supplemented by adding the following tables and paragraphs immediately after the table entitled “Mother Lode Annual Production Projections”:

Consolidated (North Bullfrog + Mother Lode) Annual Production Projections

Year	Over-burden Mined (M t)	Process Feed Mined (M t)[2]	Contained Au (k (Oz)	Payable Au1 (k Oz)	Payable Ag1 (k Oz)	Operating Cost (US $M)	Capital Cost (US $M)
-1	18.4	2.9	34.5	0	0	0	-$167.4
1	23.7	11.2	123.3	73.6	244.5	-$135.8	-$4.4
2	16.8	11.6	190.5	148.2	676.7	-$98.7	$20.5
3	41.1	16.2	265.8	194.6	632.6	-$129.0	-$436.5
4	48.6	26.0	550.6	396.8	466.3	-$365.2	-$34.8
5	44.9	24.2	346.3	336.6	538.5	-$330.2	-$38.9
6	17.3	41.2	632.3	381.12	296.9	-$327.8	-$18.4
7	65.9	24.0	164.9	292.1	277.5	-$354.2	-$28
8	52.1	22.3	137.4	165.3	128.8	-$262.5	-$13.2
9	27.3	31.1	355.4	268.3	86.3	-$298.7	-$32.6
10	24.4	28.0	361.4	281.2	175.9	-$298.9	$3.0
11[3]	15.0	18.0	87.0	154.6	217.0	-$224.8	$0.0
12[3]	13.0	17.0	76.5	65.9	50.6	-$118.4	$0.0
13	7.5	9.8	44.2	38.5	29.0	-$67.4	$0.7
14[4]	0	0	0	10.5	6.4	-$19.7	$0.0
15[4]	0	0	0	3.2	2.0	-$8.2	$0.0
LOM	416	283.7	3,369.9	2,810.5	3,829.2	-$3,039.7	-$750.2

1-	Less royalty ounces, includes ounces from NBP sulfides
2-	Excludes mill tails rehandle, excludes NBP sulfides
3-	Years 11-12 are predominately heap leach draindown/reclamation at Mother Lode
4-	Years 14-15 are predominantly heap leach draindown/reclamation at North Bullfrog

Cash Flow Projections

The following two tables present annual cash flow projection models for the North Bullfrog and Mother Lode properties, respectively, as presented in the technical reports prepared for each of the North Bullfrog Property and the Mother Lode Property in accordance with NI 43-101. These cash flow projection models use commodity pricing for the Base Case model as reflected in the technical reports, which were US$1,500 per ounce gold and US$18.75 per ounce silver. For purposes of their respective financial analyses, Fort Capital Partners used Street consensus commodity pricing of US$1,600 per ounce gold and US$21 per ounce silver and BMO Capital Markets used Street consensus commodity pricing with a long-term price of US$1,600 per ounce gold and US$22.50 per ounce silver.

North Bullfrog Annual Cash Flow Projections (after-Royalty and after-Tax) Base Case (Gold Price $1,500; Silver Price $18.75)

Year	Gold Revenue[1] (US $M)	Silver Revenue[1] (US $M)	Pre-Tax, After Royalty Cash Flow (US $M)	Federal Income Tax (US $M)	Nevada NPT Tax (US $M)	Cash Flow After Tax, After Royalty
-1	0	0	-$167.4	$0.0	$0.0	-$167.4
1	$110.4	$4.6	-$14.7	-$4.0	-$8.7	-$14.7
2	$222.3	$12.7	$175.9	-$23.5	-$9.6	$163.2
3	$291.9	$11.9	$174.6	-$27.0	-$9.3	$141.6
4	$280.9	$8.5	$188.1	-$20.1	-$7.4	$151.8
5	$254.4	$6.4	$96.3	-$10.6	-$4.4	$68.8
6	$200.9	$5.1	$98.1	-$7.8	-$3.3	$83.2
7	$175.7	$3.3	$83.1	-$5.0	-$2.0	$71.9
8	$139.9	$1.4	$56.3	-$4.3	-$1.6	$49.2
9	$136.8	$1.0	$21.2	-$2.2	-$0.7	$15.4
10	$111.6	$1.8	$28.6	-$1.2	-$0.2	$25.7
11	$103.0	$1.8	$17.1	$0.0	$0.0	$15.7
12	$85.1	$0.9	$4.1	$0.0	$0.0	$4.1
13	$57.8	$0.5	$4.4	$0.0	$0.0	$4.4
14[2]	$15.7	$0.1	-$0.5	$0.0	$0.0	-$0.5
15[2]	$4.9	$0.0	-$2.3	$0.0	$0.0	-$2.3
LOM	$2,191.3	$60.1	$763.0	-$105.8	-$47.2	$610.1
			$574.1	NPV 5% IRR		$452.3
			55%			47%

1-	Less Royalty ounces
2-	Year 14-15 are predominately heap leach draindown/reclamation

Mother Lode Annual Cash Flow Projections (after-Royalty and after-Tax) Base Case (Gold Price $1,500; Silver Price $18.75)

Year	Gold Revenue[1] (US $M)	Silver Revenue[1] (US $M)	Pre-Tax, After Royalty Cash Flow (US $M)	Federal Income Tax (US $M)	Nevada NPT Tax (US $M)	Cash Flow After Tax, After Royalty
-1	0	0	-$406.3	$0.0	$0.0	-$406.3
1	$320.7	$0.2	$119.6	-$1.7	-$5.5	$112.5
2	$255.7	$3.8	$144.9	-$1.5	-$6.6	$136.9
3	$378.3	$0.5	$249.4	-$24.4	-$11.8	$213.2
4	$267.8	$1.9	$72.9	-$6.2	-$3.6	$63.0
5	$110.2	$1.0	-$29.1	$0.0	$0.0	-$29.1
6	$271.1	$0.7	$153.8	-$5.1	-$6.5	$142.2
7	$316.6	$1.6	$206.8	-$19.6	-$8.8	$178.4
8[2]	$131.4	$2.3	$51.0	-$3.4	-$1.2	$46.4
9[2]	$14.1	$0.0	$0.5			$0.5
LOM	$2,065.9	$12.0	$563.5	-$61.9	-$44.1	$457.6
			$388.3	NPV 5% IRR		$302.7
			27%			23%

1-	Less Royalty ounces, includes ounces from NBP sulfides
2-	Year 8-9 are predominately heap leach draindown/reclamation

Commodity Pricing and Discount Rate Sensitivities

The cash flow projection models at both properties are sensitive to commodity pricing. A US$100 increase in gold price will result in approximately a 20% increase in NPV of the North Bullfrog property and a 30% increase in the Mother Lode property.

Both models are also sensitive to discount rates, with a 2.5% increase in discount rate resulting in approximately a US$62 million (14%) decrease in NPV of the North Bullfrog property and a US$61.5 million (20%) decrease in NPV of the Mother Lode property.

The following tables set forth NPV sensitivities over a range of gold prices and discount rates for each property.

North Bullfrog – NPV Sensitivity

Gold Price ($/oz.)	Total Cash Flow (US $M)	NPV @ 5.0% (US $M)	NPV @ 7.5% (US $M)	NPV @ 10% (US $M)	IRR (%)
$1,400	$488.2	$360.1	$309.2	$265.1	41.2%
$1,500	$610.1	$452.3	$390.6	$337.5	47.5%
$1,600	$731.6	$544.3	$471.7	$409.7	53.5%
$1,700	$851.6	$635.2	$552.0	$481.1	59%
$1,800	$970.5	$725.3	$631.5	$551.9	64.4%

Mother Lode – NPV Sensitivity

Gold Price ($/oz.)	Total Cash Flow (US $M)	NPV @ 5.0% (US $M)	NPV @ 7.5% (US $M)	NPV @ 10% (US $M)	IRR (%)
$1,400	$347.2	$211.7	$157.8	$111.1	17.8%
$1,500	$457.6	$302.7	$241.2	$187.8	22.9%
$1,600	$567.9	$393.7	$324.5	$264.4	27.9%
$1,700	$678.3	$484.6	$407.6	$340.8	32.8%
$1,800	$787.9	$574.9	$490.2	$416.7	37.0%

Management Model – Operating and Cash Flow Profiles used by Fort Capital Partners

•	Assumes Street consensus commodity pricing of US$1,600 per ounce of gold and US$21 per ounce of silver, North Bullfrog production commences 2024, Mother Lode production commences in 2027, and US$10 million in annual corporate general and administrative expenses (tax-effected) and revised working capital schedule to reflect combined operation.

Production Profile – Payable Gold (koz Au) and AISC (US$/oz)

Levered Free Cash Flow & Capital Expenses

Management Model – Operating and Cash Flow Profiles used by BMO Capital Markets

•	Assumes Street consensus commodity pricing with a long-term price of US$1,600 per ounce of gold and US$22.50 per ounce of silver, North Bullfrog production commences in 2024, Mother Lode production commences in 2027 and US$10 million in annual corporate general and administrative expenses (tax-effected).

Production and Cost Profile (K oz. Au Eq. / US$/oz Au Eq.)

Unlevered Free Cash Flow Profile (US$ M)

Management Model - Net Asset Value Per Share (NAVPS) Buildup

•	Based on North Bullfrog and Mother Lode technical models, assuming Street consensus commodity pricing with a long-term price of US$1,600 per ounce of gold and US$22.50 per ounce of silver, North Bullfrog production commences in 2024, Mother Lode production commences in 2027, US$10 million in annual corporate general and administrative expenses (tax-effected) and a present value date of May 31, 2021.

Discount Rate	NPV
North Bullfrog	(US$ mm)	5.0%	$528
Mother Lode	(US$ mm)	5.0%	$308
Exploration / Other	(US$ mm)		--
Mining NPV	**(US$ mm)**		**$836**
Add: Cash	(US$ mm)		$9
Add: ITM Proceeds	(US$ mm)		$19
Less: Debt	(US$ mm)		($10)
Less: Corporate G&A	(US$ mm)	5.0%	($93)
Corporate NAV	**(US$ mm)**		**$761**
FD ITM Shares	(mm)		139
NAVPS	**(US$/share)**		**$5.47**
Closing Share Price (10-Sep-21)	**(US$/share)**		**$3.14**
Implied P/NAV	**(ratio)**		**0.57x**

The section of the Circular entitled “SPECIAL FACTORS – Fort Capital Valuation and Opinion – Valuation Methodologies” is amended and supplemented as follows:

The disclosure on page 35 is amended and supplemented by adding the following table and paragraphs immediately after the table entitled “Mother Lode Financial Model Summary”:

The following consolidated detailed financial model summary combines the above financial model summaries and includes estimated corporate general and administrative costs beginning in 2021 and interest payments beginning in 2023 under “Operating Expenses” and debt repayment deductions beginning in 2023.

Consolidated Detailed Financial Model Summary

The section of the Circular entitled “SPECIAL FACTORS – Fort Capital Valuation and Opinion – Comparable Company Analysis Methodology” is amended and supplemented as follows:

The disclosure on page 38 is amended and supplemented by replacing the table entitled “Comparable Companies Selected” with the following table:

Comparable Companies Multiples and Metrics

Current Trading Multiples

The following chart shows the share price to NAV multiples for select “Junior” and “Intermediate” gold producers.

The section of the Circular entitled “SPECIAL FACTORS – Fort Capital Valuation and Opinion – Precedent Transaction Methodology” is amended and supplemented as follows:

The disclosure on page 40 is amended and supplemented by replacing the table entitled “Selected Precedents” with the following table:

Precedent Transactions

The section of the Circular entitled “SPECIAL FACTORS – Opinion of Financial Advisor to Corvus – September 12, 2021 Financial Presentation to the Corvus Board – Financial Analyses – Selected Public Companies Analysis” is amended and supplemented as follows:

The disclosure in the first sentence of the third paragraph on page 48 is amended and supplemented as follows:

The overall low to high estimated net asset value per share multiples and resources multiples observed for the selected companies were 0.15x to 0.96x (with a median of 0.40x) and US$5/ounce gold equivalent to US$128/ounce gold equivalent (with a median of US$40/ounce gold equivalent), respectively, as indicated below (individual multiples are referenced below for informational purposes):

Selected Companies	Net Asset Value Per Share		Resources
• Artemis Gold Inc.	0.47	x	$45
• Ascot Resources Ltd.	0.60	x	$93
• Belo Sun Mining Corp.	0.26	x	$29
• Falco Resources Ltd.	0.15	x	$9
• First Mining Gold Corp.	0.16	x	$17
• Gold Standard Ventures Corp.	0.34	x	$46
• Integra Resources Corp.	0.36	x	$33
• Liberty Gold Corp.	0.40	x	$39
• Marathon Gold Corporation	0.96	x	$128
• Orezone Gold Corporation	0.50	x	$55
• Orla Mining Ltd.	0.75	x	$65
• Osisko Mining Inc.	0.51	x	$91
• Perpetua Resources Corp.	0.35	x	$35
• Probe Metals Inc.	0.75	x	$49
• Revival Gold Inc.	0.33	x	$12
• Sabina Gold & Silver Corp.	0.40	x	$41
• Seabridge Gold Inc.	0.54	x	$5
• Treasury Metals Inc.	0.25	x	$27

The section of the Circular entitled “SPECIAL FACTORS – Opinion of Financial Advisor to Corvus – September 12, 2021 Financial Presentation to the Corvus Board – Financial Analyses – Selected Precedent Transactions Analysis” is amended and supplemented as follows:

The disclosure in the first sentence of the second paragraph on page 50 is amended and supplemented as follows:

The overall low to high estimated net asset value per share multiples observed for the selected transactions were 0.18x to 4.45x (with a median of 0.65x and 25th and 75th percentiles of 0.51x and 0.94x, respectively) and the overall low to high estimated resources multiples observed for the selected transactions were US$2/ounce gold equivalent to US$226/ounce gold equivalent (with a median of US$50/ounce gold equivalent and 25th and 75th percentiles of US$27/ounce gold equivalent and US$86/ounce gold equivalent, respectively), as indicated below (individual multiples are referenced below for informational purposes):

Selected Precedent Transactions – Net Asset Value Per Share

Acquiror	Target	Net Asset Value Per Share
Agnico Eagle Mines Limited	Canadian exploration assets of Canadian Malartic Corporation	0.85x
Agnico Eagle Mines Limited	GoGold Resources Inc.’s interest in Santa Gertrudis gold project	0.56x
Allied Gold Corp	IAMGOLD Corporation’s and AngloGold Ashanti Limited’s interests in Société d'Exploitation des Mines d'Or de Sadiola S.A.	0.65x
Americas Silver Corporation	Pershing Gold Corporation	0.29x
Barsele Minerals Corp.	Portion of Agnico Eagle Mines Limited’s interest in Barsele Gold-VMS project	0.63x
Boroo Pte Ltd (Singapore)	Barrick Gold Corporation’s interest in Lagunas Norte mine	1.54x
Centerra Gold Inc.	AuRico Metals Inc.	0.65x
Coeur Mining, Inc.	Northern Empire Resources Corp.	0.93x
Dundee Precious Metals Inc.	INV Metals Inc.	0.18x
Eldorado Gold Corporation	Integra Gold Corp.	0.97x
Endeavour Mining Corporation	Avnel Gold Mining Limited	0.46x
Equinox Gold Corp.	Portion of Orion Mine Finance Group’s interest in Greenstone project	0.56x
Evolution Mining Limited	Battle North Gold Corporation	0.75x
G Mining Ventures Corp.	Eldorado Gold Corporation’s Tocantinzinho project	1.09x
Gold Fields Limited	Portion of Gold Road Resources Limited’s interest in Gruyere gold project	1.01x
Goldcorp Inc.	Portion of Barrick Gold Corporation’s interest in Cerro Casale project	1.71x
Goldcorp Inc.	Exeter Resource Corporation	0.68X
Goldcorp Inc.	Portion of Kinross Gold Corporation’s interest in Cerro Casale project	1.76x
Gran Colombia Gold Corp.	Gold X Mining Corp.	0.30x
Kinross Gold Corporation	Portion of Royal Gold, Inc.’s and Contango ORE, Inc.’s interests in Peak gold project	0.39x
Newmont Corporation	GT Gold Corp.	0.55x
Orion Mine Finance Group	Dalradian Resources Inc.	0.51x
Orion Mine Finance Group	Premier Gold Mines Limited’s interest in the Greenstone Gold Mines Partnership	0.56x
Osisko Gold Royalties Ltd	Barkerville Gold Mines Ltd.	0.50x
Sandstorm Gold Ltd.	Mariana Resources Limited	0.49x
Seabridge Gold	Pretium Resources Inc.’s Snowfield property	0.59x
Shandong Gold Mining (Hong Kong) Co., Ltd.	Cardinal Resources Limited	0.50x
Sumitomo Metal Mining Co., Ltd.	Portion of IAMGOLD Corporation’s interest in Côté gold project	4.45x
Teranga Gold Corporation	Barrick Gold Corporation’s and its joint venture partner’s interest in Massawa project	0.95x
Wallbridge Mining Company Limited	Balmoral Resources Ltd.	0.76x
Yamana Gold Inc.	Monarch Gold Corporation	0.74x
Zijin Mining Group Co., Ltd.	Continental Gold Inc.	0.78x

Selected Precedent Transactions – Resources

Acquiror	Target	Resources
Agnico Eagle Mines Limited	Canadian exploration assets of Canadian Malartic Corporation	$30
Agnico Eagle Mines Limited	GoGold Resources Inc.’s interest in Santa Gertrudis gold project	$86
Allied Gold Corp	IAMGOLD Corporation’s and AngloGold Ashanti Limited’s interests in Société d'Exploitation des Mines d'Or de Sadiola S.A.	$10
Americas Silver Corporation	Pershing Gold Corporation	$85
Artemis Gold Inc.	New Gold Inc.’s Blackwater gold project	$27
Barsele Minerals Corp.	Portion of Agnico Eagle Mines Limited’s interest in Barsele Gold-VMS project	$42
Boroo Pte Ltd (Singapore)	Barrick Gold Corporation’s interest in Lagunas Norte mine	$31
Centerra Gold Inc.	AuRico Metals Inc.	$17
Coeur Mining, Inc.	Northern Empire Resources Corp.	$115
Dacian Gold Limited	NTM Gold Ltd	$92
Dundee Precious Metals Inc.	INV Metals Inc.	$25
Eldorado Gold Corporation	Integra Gold Corp.	$128
Eldorado Gold Corporation	QMX Gold Corporation	$146
Endeavour Mining Corporation	Avnel Gold Mining Limited	$42
Equinox Gold Corp.	Portion of Orion Mine Finance Group’s interest in Greenstone project	$57
Evolution Mining Limited	Battle North Gold Corporation	$181
G Mining Ventures Corp.	Eldorado Gold Corporation’s Tocantinzinho project	$45
Gold Fields Limited	Portion of Gold Road Resources Limited’s interest in Gruyere gold project	$82
Goldcorp Inc.	Portion of Barrick Gold Corporation’s interest in Cerro Casale project	$26
Goldcorp Inc.	Exeter Resource Corporation	$4
Goldcorp Inc.	Portion of Kinross Gold Corporation’s interest in Cerro Casale project	$27
Gran Colombia Gold Corp.	Gold X Mining Corp.	$17
Kinross Gold Corporation	Portion of Royal Gold, Inc.’s and Contango ORE, Inc.’s interests in Peak gold project	$97
Newmont Corporation	GT Gold Corp.	$17
Orion Mine Finance Group	Dalradian Resources Inc.	$50
Orion Mine Finance Group	Premier Gold Mines Limited’s interest in the Greenstone Gold Mines Partnership	$58
Osisko Gold Royalties Ltd	Barkerville Gold Mines Ltd.	$55
Rio2 Limited	Atacama Pacific Gold Corporation	$11
Sandstorm Gold Ltd.	Mariana Resources Limited	$226
Seabridge Gold	Pretium Resources Inc.’s Snowfield property	$2
Shandong Gold Mining (Hong Kong) Co., Ltd.	Cardinal Resources Limited	$61
Sumitomo Metal Mining Co., Ltd.	Portion of IAMGOLD Corporation’s interest in Côté gold project	$73
Teranga Gold Corporation	Barrick Gold Corporation’s and its joint venture partner’s interest in Massawa project	$71
Wallbridge Mining Company Limited	Balmoral Resources Ltd.	$51
Yamana Gold Inc.	Monarch Gold Corporation	$35
Zijin Mining Group Co., Ltd.	Continental Gold Inc.	$100

The section of the Circular entitled “SPECIAL FACTORS – Opinion of Financial Advisor to Corvus – September 12, 2021 Financial Presentation to the Corvus Board – Other Information” is amended and supplemented as follows:

The disclosure in the second bullet of the last paragraph on page 50 is amended and supplemented as follows:

•	undiscounted share price targets for Corvus Shares as reflected in four publicly available equity research analysts’ reports, which indicated a target share price range of C$4.00 to C$8.84 per share (with a median of C$4.53 per share) and net asset value per share estimates for Corvus as reflected in five publicly available equity research analysts’ reports, which indicated a net asset value per share range of US$2.88 to US$6.98 (with a median of $4.01).

Forward-Looking Statements

Certain statements and information contained herein are not based on historical facts and constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of United States securities laws (collectively, “forward looking information”). Such forward-looking information includes estimates, forecasts and statements with respect to, among other things: financial projections and forecasts; statements relating to the business and future activities of Corvus and the Purchaser following consummation of the Arrangement including the assets, corporate and capital structure, capitalization, operations, business properties and personnel of Corvus; and our future business prospects. Forward-looking information is provided to help readers understand Corvus’ views of its short and longer term prospects, and can typically be identified by words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”. Forward-looking information is not a promise or guarantee of future performance; it represents Corvus’ current views and actual results may differ materially from those in forward-looking information. Readers are cautioned that forward-looking information may not be appropriate for other purposes. Corvus assumes no obligation to update or revise forward-looking information contained herein, unless required to do so by securities laws. The forward-looking information contained herein is based on a number of assumptions which could prove to be significantly incorrect. Such assumptions include: assumptions regarding the ability of Corvus to receive, in a timely manner and on satisfactory terms, the necessary court, shareholder and regulatory approvals; and the ability of the parties to satisfy in a timely manner the conditions to the closing of the Arrangement. Although the Company’s management believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that forward-looking information herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking information contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: changes in the price of gold and silver; general business, economic, competitive, political, regulatory and social uncertainties; risks relating to increases in operating costs and related inflationary pressures; the risk factors otherwise described in the Circular; and the risks set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended May 31, 2021 and the Quarterly Report on Form 10-Q for the period ended August 31, 2021. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent uncertainty thereof.

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has reviewed and approved the scientific and technical disclosure relating to the Mother Lode Property and the North Bullfrog Property contained herein. Mr. Pontius is not independent of Corvus, as he is the Chief Executive Officer, President and a director and holds Corvus common shares and Corvus options. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The preliminary economic assessments are preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessments will be realized. For additional information see the following: Technical Report and Preliminary Economic Assessment for Gravity Milling and Heap Leach Processing at the North Bullfrog Project dated November 21, 2020 with an effective date of October 7, 2020 and Technical Report and Preliminary Economic Assessment for BiOx Mill and Heap Leach Processing at the Mother Lode Project dated November 21, 2020 with an effective date of October 7, 2020, each of which is available under Corvus’ profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Additional Information about the Arrangement and Where to Find It

This Current Report on Form 8-K is not a substitute for the Circular, Schedule 13E-3 filed by Corvus and the AGA Group, as amended, or any other document that Corvus may file with the SEC, the Canadian securities regulators or send to the shareholders and optionholders in connection with the Arrangement. Corvus has filed the Circular under cover of Schedule 14A with the SEC on November 26, 2021 in connection with the Special Meeting to consider the Arrangement, which is supplemented by this Current Report on Form 8-K. Corvus commenced mailing of the Circular to shareholders and optionholders on or about December 3, 2021. Each of Corvus and the AGA Group will file materials relevant to the Arrangement with the SEC and on SEDAR. The materials filed, and to be filed, by Corvus will be made available to Corvus’ investors and securityholders at no expense to them and copies may be obtained free of charge on Corvus’ website at http://www.corvusgold.com/transactionproposal. In addition, all of those materials are and will be available at no charge on the SEC’s website at www.sec.gov and under the Corvus profile on SEDAR at www.sedar.com.

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE CIRCULAR AND OTHER MATERIALS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE, THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CORVUS, THE ARRANGEMENT, AND RELATED MATTERS.

Participants in the Solicitation

Corvus and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Corvus shareholders and optionholders in connection with the Arrangement under SEC rules and under Canadian requirements. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Corvus’ executive officers and directors in the solicitation by reading the Circular filed on November 26, 2021 with the SEC and on SEDAR, in connection with the Arrangement and in other relevant materials that will be filed with the SEC and the Canadian securities regulators when they become available. Information concerning the interests of Corvus’ participants in the solicitation, which may, in some cases, be different than those of the Corvus’ shareholders and optionholders generally, are set forth in the definitive Circular relating to the Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: December 23, 2021	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius President & Chief Executive Officer